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WAM!NET [LOGO]

A DIVISION OF SAVVIS

FOR IMMEDIATE RELEASE

SAVVIS Media Contacts	WAM!NET Media Contacts
Carter B. Cromley	Kristin Tschida
703.234.8033	651.256.5776
carter.cromley@savvis.net	ktschida@wamnet.com

Terry Banks	Irvin Press
Fleishman-Hillard	Press-Plus
202.828.9710	508.384.0608
bankst@fleishman.com	irv@press-plus.com

SAVVIS Communications Agrees to Acquire

WAM!NET’s Commercial Business

Combines Leading Global Managed IP Service Provider

With Leader In Media Content Management, Archiving And Delivery

HERNDON, VA & EAGAN, MN– July 30, 2003 – SAVVIS Communications Corporation (NASDAQ:SVVS), a leading global managed IP services provider, and WAM!NET Inc., a leading global provider of content management and delivery services, today announced that SAVVIS has agreed to purchase WAM!NET Inc.’s commercial business.

Under the deal, SAVVIS will acquire certain assets and customers of WAM!NET’s commercial business, in return for $3 million paid at closing, and additional consideration to be paid starting in the second quarter of 2004 based on revenue performance from the WAM!NET business at that time. As the result of infrastructure operating cost synergies expected to be generated by this combination, SAVVIS maintains its projection to become operating cash flow positive in the fourth quarter of 2003, and will have combined annualized revenues of nearly $275 million. The deal is scheduled to close on WAM!NET’s US commercial assets on August 1st and on WAM!NET’s European commercial assets shortly thereafter.

The addition of WAM!NET brings to SAVVIS critical application expertise in the content management and rich media industry. SAVVIS will gain a significant set of enterprise clients in key vertical markets, such as print and publishing, retail and consumer goods, and will strengthen and broaden SAVVIS’ presence in the media and entertainment sector. As a result, the combined entity will significantly increase its share of the content management and digital delivery market and will be well positioned for future growth.

WAM!NET customers will benefit from the extended reach and robustness of the SAVVIS global IP network, which spans 45 countries. In addition, WAM!NET customers will have access to enhanced enterprise networking capabilities, award-winning customer service, and additional offerings including firewall and security services, managed hosting from eight data centers across the US, Europe and Asia, and the industry’s highest performing Internet service.

“SAVVIS’ purchase of WAM!NET accelerates the shared vision of Constellation Ventures and SAVVIS, to provide a utility-based set of applications to the media industry,” said Clifford H. Friedman, Senior Managing Director, Constellation Ventures, and member of SAVVIS’ Board of Directors. “Constellation Ventures is particularly excited to introduce the SAVVIS/ WAM!NET platform to its unique set of media relationships.”

“Media-centric enterprises are increasingly being challenged to extract demonstrable value from the growth of rich media content that threatens to overwhelm their IT infrastructures,” said Lou Latham, an analyst with Gartner, Inc. “Issues such as asset management, media repurposing, transport and collaboration, as well as workflow automation, piracy and electronic distribution, are all playing into major network infrastructure purchase decisions. A compelling opportunity exists for managed content management and distribution services to provide a “content utility” that keeps capital expenses low and accelerates return on investment, while maintaining security and interoperability through the use of secure private networks.”

The acquisition of WAM!NET’s commercial business supports SAVVIS’ plans to deliver expanded network-based rich media applications services, such as digital content management, collaboration, archiving and delivery services, in addition to SAVVIS’ current managed video transport and transcoding capabilities. The company’s rich media services will target enterprises with valuable “brand assets,” as well as media and entertainment, creative services, and printing and publishing companies.

“For J. Walter Thompson, this acquisition by SAVVIS means we’ll be able to benefit from the use of our WAM!NET services over a larger and more robust network, with all the great customer support we’ve come to expect over the years,” said Paul Dalpiaz, director of IT for J. Walter Thompson Detroit, the fourth largest advertising agency in the world and a longtime WAM!NET customer. “We are extremely satisfied with the performance of our WAM!NET services, which have become a critical part of our digital workflow. We see this acquisition by SAVVIS of WAM!NET as a win-win situation.”

“We view WAM!NET as a strategic addition that will help us to achieve our goal of becoming the leading global IT utility for content management and delivery, providing industry-smart application services and fully managed network-based services,” said Rob McCormick, SAVVIS Chairman and CEO. “With this acquisition, we can offer SAVVIS’ customers a new set of services that have already proven valuable for many of the world’s largest corporations, including media and music companies. In addition, WAM!NET customers will now have the opportunity to receive the same services that current SAVVIS customers enjoy at incremental prices. These include advanced managed applications services such as firewalling, voice and video, as well as Internet access.”

Financial Terms

SAVVIS’ purchase price for the assets and customers of WAM!NET’s commercial business includes $3 million in cash on the closing date, with the remaining purchase price determined in April 2004 based on the value of WAM!NET’s annualized revenues at that time. In 2002, WAM!NET’s commercial business revenues were slightly less than $30 million. This amount does not include revenue derived from its Government Services or 4-Sight businesses, which SAVVIS is not acquiring. If annualized revenues are at the 2002 level in April 2004, the purchase price will be approximately $16 million.

About WAM!NET Inc.

WAM!NET Inc. is a leading global provider of shared services for content management, archiving and delivery and enterprise networking. The company’s services enable its customers to access the combination of IT solutions they need on an outsourced, subscription basis enabling them to share, collaborate, store and manage content with their partners and clients. With WAM!NET, customers gain considerable productivity, time-to-market, and cost-saving benefits, and they eliminate time-intensive and costly analog steps in their workflows.

WAM!NET was awarded the 2003 Market Engineering Leadership Award for the Digital Delivery Market by Frost & Sullivan, who acknowledged that WAM!NET had established itself as the leader in its industry with a 34 percent market share sustained by significant market growth. EContent magazine named WAM!NET to its annual EContent 100 list for 2002, noting WAM!NET as one of the companies “that matter most in the digital content industry.” WAM!NET was also named among the top 50 private growth companies by The Business Journal in 2001 and 2002.

For information about WAM!NET visit: www.wamnet.com.

About SAVVIS

SAVVIS Communications (NASDAQ: SVVS) is a leading managed services provider that delivers IP VPNs (virtual private networks), hosting, and application services to businesses. SAVVIS solutions are designed for industries with demanding information technology requirements including legal, media, retail, professional services, healthcare, manufacturing, and financial services.

Known as The Network that Powers Wall StreetSM, SAVVIS was ranked #3 in IP VPN market share by IDC in its 2003 report, trailing only AT&T and WorldCom, and its network reliability was declared “perfect” in Network World magazine’s groundbreaking study of backbone performance. SAVVIS recently won the first ever American Business Awards “Stevie”TM in the category of “Best Customer Service Organization.” SAVVIS’ managed hosting services were awarded the Service Provider Excellence Award by Boardwatch magazine for its virtualized approach to managed hosting, and the Market Engineering Award from Frost & Sullivan for product differentiation and innovation.

For more information about SAVVIS’ Intelligent IP NetworkSM and managed hosting solutions, visit: http://www.savvis.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS’ expectations are set forth as risk factors in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on February 28, 2003. Many of these factors are beyond SAVVIS’ ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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